exhibit a(3)

                             CASH RESERVES PORTFOLIO
                           TAX FREE RESERVES PORTFOLIO
                        U.S. TREASURY RESERVES PORTFOLIO
                             INSTITUTIONAL PORTFOLIO

                                    Amendment
                             to Declaration of Trust

     The undersigned, constituting at least a majority of the Trustees of each Trust named above and acting pursuant to each Trust's Declaration of Trust as currently in effect (each, a "Declaration of Trust"), do hereby certify that in accordance with the provisions of the first sentence of Section 9.3(a) of each Declaration of Trust, the following amendment to each Declaration of Trust has been duly adopted by at least a majority of the Trustees of each Trust, effective as of August 7, 2003:

     Section 5.2 of each Declaration of Trust is amended to read in its entirety as follows:

          Section 5.2. Non-Liability of Trustees and Others. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever to any Person, other than the Trust or the Holders, in connection with Trust Property or the affairs of the Trust; and all Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee, Trustee Emeritus, officer, employee or agent of the Trust shall be liable to the Trust or to any Holder, Trustee, officer, employee, or agent of the Trust for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust) except for his or her own bad faith, willful misfeasance, gross negligence or reckless disregard of his or her duties involved in the conduct of the individual's office. Without limiting the foregoing, the appointment, designation or identification of a Trustee as a member or chairperson of a committee of the Trustees, an expert on any topic or in any area (including an audit committee financial expert), or the lead independent Trustee, or any other special appointment, designation or identification of a Trustee, shall not impose on that person any duty, obligation or liability that is greater than the duties, obligations and liability imposed on that person as a Trustee in the absence of the appointment, designation or identification (except that the foregoing limitation shall not apply to duties expressly imposed pursuant to the

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     By-Laws, a committee charter or a Trust policy statement), and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall be held to a higher standard of care by virtue thereof. In addition, no appointment, designation or identification of a Trustee as aforesaid shall effect in any way that Trustee's rights or entitlement to indemnification.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment this 7th day of August, 2003.

/s/ Elliott J. Berv                           /s/ Donald M. Carlton
-------------------------------               -----------------------------
Elliott J. Berv, as Trustee                   Donald M. Carlton, as Trustee
and not individually                          and not individually

/s/ A. Benton Cocanougher                     /s/ Mark T. Finn
---------------------------                   -----------------------------
A. Benton Cocanougher, as Trustee             Mark T. Finn, as Trustee
and not individually                          and not individually

/s/ R. Jay Gerken                             /s/ Stephen Randolph Gross
-------------------------------               -----------------------------
R. Jay Gerken, as Trustee                     Stephen Randolph Gross, as Trustee
and not individually                          and not individually

/s/ Diana R. Harrington                       /s/ Susan B. Kerley
-------------------------------               -----------------------------
Diana R. Harrington, as Trustee               Susan B. Kerley, as Trustee
and not individually                          and not individually

/s/ Alan G. Merten                            /s/ C. Oscar Morong
-------------------------------               -----------------------------
Alan G. Merten, as Trustee                    C. Oscar Morong, Jr., as Trustee
and not individually                          and not individually

/s/ R. Richardson Pettit                      /s/ Walter E. Robb, III
-------------------------------               -----------------------------
R. Richardson Pettit, as Trustee              Walter E. Robb, III, as Trustee
and not individually                          and not individually